Exhibit 4.1

THE WALT DISNEY COMPANY

OFFICERS’ CERTIFICATE

Dated: October 6, 2017

Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of September 24, 2001 (the “Indenture”), between The Walt Disney Company, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), the undersigned Jonathan S. Headley and Daniel F. Grossman, the Senior Vice President and Treasurer and Vice President, Corporate Finance, of the Company, respectively, hereby certify on behalf of the Company as follows:

(1) Authorization. The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The form and terms of the Note (as defined below) attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

(2) Compliance with Conditions Precedent. All conditions precedent provided for in the Indenture relating to the establishment of the form and terms of the Notes have been complied with.

(3) Terms. The terms of the Notes shall be as follows and as set forth in the form of certificate evidencing the Notes attached hereto as Exhibit A, and the terms and provisions set forth in the form of certificate evidencing the Notes attached hereto as Exhibit A are hereby incorporated by reference in, and made a part of, this Officers’ Certificate as if set forth in full herein; provided that, in the event of any conflict between the terms set forth in this Officer’s Certificate or the Indenture and the terms set forth in the form of certificate evidencing the Notes attached hereto as Exhibit A, the terms set forth in such form of certificate evidencing the Notes shall govern:

(a) Title. The title of the series of Securities is the “2.758% Notes due 2024” (the “Notes”).

(b) Aggregate Principal Amount; Additional Notes. The initial aggregate principal amount of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6 and 9.5 of the Indenture, or (ii) which, pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is C$1,250,000,000. The Company may, from time to time, without notice to or the consent of the Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes issued on the date of this Officers’ Certificate, except for the date of original issuance and, if applicable, the date from which interest will accrue, the first interest payment date and the offering and sale prices thereof. Any such Additional Notes, together with the Notes issued on the date of this Officers’ Certificate, will constitute a single series of Securities under the Indenture and will vote together with the Notes issued on the date of this Officers’ Certificate as a single class on all matters to be voted on by Holders of the Notes under the Indenture. As provided in the resolutions adopted by the Board of Directors of the Company on February 5, 2016 (the “Resolutions”), the exchange rate used to determine the U.S. dollar equivalent of the aggregate principal amount of Notes to be issued on the date of this Officers’ Certificate shall be the exchange rate in effect on October 3, 2017 as published by the Bank of Canada of C$1.2500 equals U.S. $1.00 and, therefore, for purposes of determining compliance with the limitation on the aggregate principal amount of debt securities that may be issued pursuant to the Resolutions, the C$1,250,000,000 aggregate principal amount of Notes to be issued on the date of this Officers’ Certificate shall be deemed the equivalent of U.S. $1,000,000,000 aggregate principal amount.

For purposes of this Officers’ Certificate, references to “Canadian dollars,” “CAD” or “C$” are to the currency of Canada, and references to “U.S. dollars,” “U.S.$” “dollar” or “$” are to the currency of the United States of America.

(c) Registered Securities in Definitive or Book-Entry Form; Global Notes; Depositary. The Notes will be issued in fully-registered, book-entry form without coupons (each, a “Global Note”); provided that interests in Global Notes may be exchanged for Notes in fully registered definitive form without coupons registered in the names of Persons other than the Depositary or its nominee (each, a “Definitive Note”) as provided below in this subsection (c). Upon original issuance of the Notes to be issued on the date of this Officers’ Certificate, such Notes will be represented by one or more Global Notes registered in the name of the Depositary or its nominee. The initial Depositary for the Global Notes will be CDS Clearing and Depository Services Inc. So long as the Depositary for a Global Note, or its nominee, is the registered Holder of such Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture.

Beneficial interests in Global Notes will not be exchangeable for Definitive Notes except in accordance with the provisions of Section 2.8 of the Indenture; provided that, solely for purposes of the Notes, the sixth and seventh paragraphs of Section 2.8 shall be replaced by the following paragraph.

“If the Depositary is no longer willing or able to discharge properly its responsibilities as Depositary with respect to the Notes, the Company will use commercially reasonable efforts to locate a qualified successor. However, Definitive Notes will be issued in exchange for beneficial interest in Global Notes, registered in the names of Persons other than the Depositary or its nominee, only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to

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discharge properly its responsibilities as depository with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to the Notes, (iv) required by law or (v) an Event of Default (as defined in the Indenture) with respect to the Notes has occurred and is continuing. In the event that Definitive Notes are to be issued as aforesaid, the Company will promptly execute, and the Trustee or an authenticating agent, upon receipt of a Company Order for the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for beneficial interests in such Global Notes in accordance with the instructions, if any, of the Depositary.”

(d) Maturity Date. The Notes will mature on October 7, 2024 (the “Maturity Date”), unless the Notes are earlier redeemed or repaid in accordance with the Indenture and this Officers’ Certificate.

(e) Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest.

(i) Rate of Interest; Interest Payment Dates; Persons to Whom Interest Payable. The Notes will bear interest at the rate of 2.758% per annum, accruing from October 6, 2017. The Company will pay interest on the Notes semi-annually in arrears in equal installments on April 7 and October 7 of each year (each, an “Interest Payment Date”), commencing on April 7, 2018, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the preceding March 23 or September 22 (each, a “Regular Record Date”), as the case may be (whether or not any such Regular Record Date is a Business Day (as defined below)), next preceding the applicable Interest Payment Date. The first interest payment will be a long first coupon payable on April 7, 2018 and will be in the amount of C$17,331,952.05, such payment being the equivalent of C$13.86556164 per C$1,000 of principal amount outstanding (in each case calculated on the basis of the aggregate principal amount of Notes issued on the date of this Officers’ Certificate and assuming that no Additional Amounts are payable on the Notes). For a full semi-annual interest period, interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.

(ii) Accrual of Interest. The Notes will bear interest from October 6, 2017 at the rate per annum set forth above, until the principal thereof is paid or made available for payment. Each interest payment shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including October 6, 2017 if no interest has been paid or duly provided for on the Notes) to but excluding the next succeeding Interest Payment Date or the applicable Maturity, as the case may be.

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(f) Place of Payment; Registration of Transfer and Exchange; Notices to Company.

(i) Place of Payment. Toronto, Ontario, Canada is a Place of Payment for the Notes, the Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent or authenticating agent for the Notes in such Place of Payment, and BNY Trust Company of Canada (the “Canadian Agent”) is hereby appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in Toronto, Ontario, Canada, initially designated to be the Corporate Trust Office (as defined below) of the Canadian Agent currently located at 1 York Street, 6th Floor, Toronto, Ontario M5J 0B6, Canada, and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on the Notes (other than at Maturity) may be made by cheque mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of the Notes if appropriate wire transfer instructions have been received in writing by the Canadian Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if a Note is a global Note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on the Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Notwithstanding the foregoing, the Company will make payments of interest on any Interest Payment Date (other than at Maturity) to each registered Holder of C$10,000,000 or more in aggregate principal amount of Definitive Notes (as defined above) by wire transfer of immediately available funds if the applicable registered Holder has delivered appropriate wire transfer instructions in writing to the Canadian Agent not less than 15 days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Canadian Agent shall remain in effect until revoked by the applicable registered Holder.

As used in this Officers’ Certificate, the term “Corporate Trust Office” shall have the meaning set forth in the form of Note attached hereto as Annex A.

(ii) Registration of Exchange and Transfer. Notes may be presented for exchange and registration of transfer at the office or agency of the Company maintained for that purpose in any Place of Payment,

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initially designated to be the Corporate Trust Office of the Canadian Agent in Toronto, Ontario, Canada and at such additional offices or agencies of any Registrar or co-Registrar hereafter designated by the Company for such purpose. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depositary and its direct and indirect participants. Owners of beneficial interests in Global Notes will not be considered the Holders of such Notes under the Indenture.

(iii) Notices to Company. Notices and demands to or upon the Company in respect to the Notes and the Indenture may be served at The Walt Disney Company, 500 S. Buena Vista Street, Burbank, California 91521, Attention: Legal Department.

(g) Optional Redemption and Repurchase. The Notes may be redeemed, by the Company, at its option, on the terms and subject to the conditions set forth in the form of Note attached hereto as Exhibit A. The Company is not required to repurchase Notes at the option of the Holders thereof, except as provided in Article VI of the Indenture.

(h) Sinking Fund. The Notes will not be subject to any sinking fund or analogous provision.

(i) Denominations. The Notes are issuable in denominations of C$2,000 and any amount in excess thereof which is an integral multiple of C$1,000.

(j) Issuance in CAD; Payments on the Notes in CAD. All payments of principal of, premium (if any), and any interest and Additional Amounts, if any, on the Notes will be payable in CAD; provided that the Company shall be permitted to make payments on the Notes in U.S. dollars on the terms and subject to the conditions set forth in form of Note attached hereto as Exhibit A.

(k) Paying Agent, Transfer Agent, Authenticating Agent, Securities Registrar; Register of Securities. The Company, as provided in paragraph (f) above, has appointed the Canadian Agent as a Paying Agent, a transfer agent, an authenticating agent and a Registrar for the Notes in Toronto, Ontario, Canada and the Company hereby appoints The Bank of New York Mellon as the Company’s Paying Agent and Registrar for the Notes in The City of New York, New York, U.S.A.; provided that the Company shall have the right to appoint a replacement for any such Person to serve in any such capacity as provided in the Indenture, and to the right of the Company to appoint one or more additional Paying Agents, transfer agents, authenticating agents and Registrars as provided in the Indenture. The register of the Securities for the Notes will be initially maintained at the Corporate Trust Office of the Canadian Agent.

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(l) Additional Amounts; Redemption. The Company will be required to pay Additional Amounts on the Notes to the Persons, and on the terms and conditions, set forth in the form of Note attached hereto as Exhibit A. The terms and provisions of Section 4.6 of the Indenture shall apply with respect to the payment of Additional Amounts on the Notes as if all references in such Section 4.6 to “additional amounts” referred, solely for purposes of the Notes, to Additional Amounts payable with respect to the Notes; provided that, in the event of any conflict or inconsistency between Section 4.6 of the Indenture and the terms and provisions set forth in the form of Note attached hereto as Exhibit A, the terms and provisions set forth in the form of Note attached hereto as Exhibit A shall govern.

(m) Revision to Section 6.1 of the Indenture. Clause (1)(a) of Section 6.1 of the Indenture is hereby amended, but solely insofar as relates to the Notes, by deleting the words “the payment of the principal of” appearing in such clause and replacing such deleted words with the following: “the payment of any principal of or premium, if any, on”.

(n) Revision to Section 6.4 of the Indenture. Clause (1) of Section 6.4 of the Indenture is hereby amended, but solely insofar as relates to the Notes, by deleting the text of such clause (1) in its entirety and replacing such deleted text with the following: “a Default in the payment of any principal of, or premium, if any, or interest on, any Security of such series when due or”.

(o) Revisions to Section 9.2 of the Indenture. The first paragraph of Section 9.2 of the Indenture is hereby amended, but solely insofar as relates to the Notes, by deleting the words “provided, however, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:” and replacing such deleted text with the following:

“, and, subject to Sections 6.4 and 6.7, the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities of any series may, by written consent, waive compliance by the Company with any provision of this Indenture (but solely insofar as such provision relates to the Securities of such series) or any provision of the Securities of such series; provided, however, that no such amendment, supplemental indenture or waiver shall, without the written consent of the Holder of each Outstanding Security affected thereby:”.

The first paragraph of Section 9.2 of the Indenture is hereby further amended, but solely insofar as relates to the Notes, by inserting the word “or” in clause (3) thereof immediately after the words “required for such actions” and immediately before the words “to provide that certain other provisions”.

The penultimate paragraph of Section 9.2 of the Indenture is hereby amended, but solely insofar as relates to the Notes, by adding the words “or waiver” immediately after the words “any proposed amendment or supplemental indenture” and immediately before the words “, but it shall be sufficient”.

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The last paragraph of Section 9.2 of the Indenture is hereby amended, but solely insofar as relates to the Notes, by adding the words “or waiver” immediately after the words “After an amendment or supplemental indenture” and immediately before the words “under this Section 9.2”; and by adding the words “or waiver” at the end of such Section 9.2 immediately after the words “describing the amendment” and immediately before “.”.

(p) Notices. The Trustee will mail notices to Holders of the Notes at each such Holder’s address by first class mail, postage prepaid, to each Holder’s address as it appears in the registration books of the Registrar and, to the extent applicable, transmit such notices in accordance with applicable procedures of the Depositary, all as further provided in the Indenture.

(q) Certain Definitions. Any reference herein to the “principal” or “Redemption Price” of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; any reference herein to the principal of, or premium, if any, or interest on, or Redemption Price of, any Note shall be deemed to include a reference to any Additional Amounts that are or may be payable with respect to such principal, premium, interest or Redemption Price, as the case may be; and any reference herein to a “person” means a “Person” as defined in the Indenture. All capitalized terms used in this Officers’ Certificate and not defined herein shall have the meanings set forth in the form of Note attached hereto as Exhibit A or, if not defined in such form of Note, in the Indenture.

* * *

Each of the undersigned, for herself or himself, as the case may be, states that she or he has read and is familiar with the covenants and conditions of Article Two of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of a form of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that she or he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by her or him in this Certificate are based upon such familiarity; and that, in her or his opinion, she or he has made such examination or investigation as is necessary to enable her or him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with; and in her or his opinion, such covenants and conditions have been complied with.

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IN WITNESS WHEREOF, the undersigned have hereunto signed this Certificate on behalf of the Company as of the date first written above.

THE WALT DISNEY COMPANY

By:
Name: Jonathan S. Headley
Title: Senior Vice President and Treasurer

By:
Name: Daniel F. Grossman
Title: Vice President, Corporate Finance

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Exhibit A

[FORM OF 2.758% NOTE DUE 2024]

REGISTERED	PRINCIPAL AMOUNT:
C$[●]
NO. [●]
CUSIP: 254687CD6
ISIN: CA254687CD65

2.758% Notes due 2024

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CDS & Co. or such other name as requested by an authorized representative of CDS and any payment is made to CDS & Co. or such other entity as requested by an authorized representative of CDS, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CDS & Co., has a proprietary interest in the securities represented by this certificate and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) OCTOBER 6, 2017 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

All references to “CAD”, “C$” and “Canadian dollars” in this Note are to the lawful currency of Canada, and all references in this Note to “U.S. dollars” and “U.S.$” are to the lawful currency of the United States of America.

Date: October 6, 2017

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

OR

BNY TRUST COMPANY OF CANADA, as Authenticating Agent for the Trustee

By:
Authorized Signatory

THE WALT DISNEY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CDS & Co., or registered assigns, the principal sum of [●] Canadian dollars (C$[●]) on October 7, 2024 (the “Maturity Date”) and to pay interest thereon from October 6, 2017 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears in equal installments on April 7 and October 7 of each year (each, an “Interest Payment Date”), commencing on April 7, 2018, at the rate of 2.758% per annum, until the principal hereof is paid or made available for payment. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or Maturity, as the case may be. The first interest payment will be a long first coupon payable on April 7, 2018 and will be in the amount of C$17,331,952.05, such payment being the equivalent of C$13.86556164 per C$1,000 of principal amount outstanding (in each case calculated on the basis of the aggregate principal amount of Notes issued on the Original Issue Date and assuming that no Additional Amounts (as defined below) are payable on the Notes). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding March 23 or September 22 (each, a “Regular Record Date”), as the case may be (whether or not any such Regular Record Date is a Business Day (as defined below)), next preceding such Interest Payment Date. If any Interest Payment Date, any Redemption Date, the Maturity Date or any other date on which a payment on the Notes is due is not a Business Day, the payment due on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, and no additional interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Maturity Date or other date, as the case may be, to such next succeeding Business Day. For a full semi-annual interest period, interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.

Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest is calculated hereunder for any period in any calendar year (the “Calculation Period”) is equivalent to the rate payable hereunder in respect of the Calculation Period multiplied by a fraction the numerator or which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the Calculation Period. The foregoing sentence is for purposes of disclosure under the Interest Act (Canada) only and not for any other purpose and shall not otherwise affect the terms of this Note.

All payments of principal of, premium (if any), and interest and Additional Amounts (as defined below, if any) on, the Notes will be payable in CAD, provided, that if, on or after October 3, 2017 (the “Pricing Date”), CAD are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes will be made in U.S. dollars until CAD are again available to the Company. In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by the Company in its sole discretion, and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holders of the Notes. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Toronto, Ontario, Canada is a Place of Payment for the Notes, the Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and BNY Trust Company of Canada (the “Canadian Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Toronto, Ontario, Canada, initially designated to be the Corporate Trust Office (as defined below) of the Canadian Agent currently located at 1 York Street, 6th Floor, Toronto, Ontario M5J 0B6, Canada, and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on this Note (other than at Maturity) may be made by cheque mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Canadian Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if this Note is a global Note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Notwithstanding the foregoing, the Company will make payments of interest on any Interest Payment Date (other than at Maturity) to each registered Holder of C$10,000,000 or more in aggregate principal amount of Definitive Notes (as defined below) by wire transfer of immediately available funds if the applicable registered Holder has delivered appropriate wire transfer instructions in writing to the Canadian Agent not less than 15 days prior to the applicable Interest Payment Date. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized series of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture and designated by the Company as its 2.758% Notes due 2024 (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities which may be issued thereunder.

The Company issued this Note pursuant to an Indenture, dated as of September 24, 2001 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are issuable as Registered Securities, without coupons, in denominations of C$2,000 and any amount in excess thereof which is an integral multiple of C$1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date and the offering and sale prices thereof). Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

The Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to the Maturity Date, at a Redemption Price equal to the greater of the following amounts:

(1)	100% of the principal amount of the Notes to be redeemed; or

(2)	the Canada Yield Price,

plus, in the case of both clauses (1) and (2) above, any accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date for the Notes shall be payable to the Holders of such Notes (or one or more Predecessor Securities) of record at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture. Unless the Company defaults in the payment of the Redemption Price, interest on the Notes or portions hereof called for redemption will cease to accrue on the applicable Redemption Date.

“Canada Yield Price” means, in respect of any Notes being redeemed, the price, in respect of the principal amount of the Notes, calculated by the Company as of the third Business Day prior to the Redemption Date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the Redemption Date) and principal on the Notes to be redeemed from the Redemption Date to the Maturity Date using as a discount rate the sum of the Government of Canada Yield on such Business Day plus 20 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Company, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Maturity Date.

All payments of principal and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain exceptions and limitations set forth below, pay to the Holder of this Note that is beneficially owned by a United States Alien (as defined below), as additional interest, such amounts (“Additional Amounts”) as may be necessary in order that every net payment on this Note (including payment of the principal of and interest on this Note) by the Company or a Paying Agent, after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in this Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(a)	any tax, duty, assessment or other governmental charge that would not have been so imposed but for:

(i)	the existence of any present or former connection between such Holder or beneficial owner of this Note (or between a fiduciary, settlor or beneficiary of, or a Person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, Person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

(ii)	such Holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, passive foreign investment company or controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

(b)	any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, duty, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of this Note for payment more than 10 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(d)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from a payment on this Note;

(e)	any tax, duty, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Note, if such payment could be made without such withholding by any other Paying Agent;

(f)	any tax, duty, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, duty, assessment or other governmental charge;

(g)	any tax, duty, assessment or other governmental charge imposed on a Holder or beneficial owner that actually or constructively owns 10 percent or more of the combined voting power of all classes of the Company’s stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

(h)	any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall Additional Amounts be paid with respect to a payment on this Note to a Holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of this Note.

Notwithstanding anything to the contrary in the preceding paragraph, the Company, the Trustee and any Person making payments on behalf of the Company shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of this Note, pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between the Company or any other Person and the United States or any jurisdiction implementing FATCA, or any law implementing an intergovernmental approach to FATCA.

As used in the two immediately preceding paragraphs and the following paragraph, the term “United States Alien” means any Person that, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust; and the term “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction. The foregoing definitions supersede and replace, but solely for purposes of the paragraphs in the Notes specified above, the definitions of such terms appearing in the Indenture.

If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (including of any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the Pricing Date, the Company becomes or will become obligated to pay Additional Amounts on the Notes or (b) any act is taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) on or after the Pricing Date, whether or not such act is taken with respect to the Company or any Affiliate, that results in a substantial likelihood that the Company will or may be required to pay Additional Amounts on the Notes, then the Company may, at its option, redeem the Notes, as a whole but not in part, on not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Notes or any action that would entail a material cost to the Company. No redemption pursuant to (b) above will be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) results in a substantial likelihood that the Company will or may be required to pay Additional Amounts on the Notes as described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms. If the Company redeems the Notes under the circumstances provided in this paragraph, then, notwithstanding any provision to the contrary set forth in this paragraph, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to the applicable Redemption Date for the Notes will be payable to the Holders of the Notes (or one or more Predecessor Securities) of record at the close of business on the relevant Regular Record Dates, all as provided in the Indenture. Unless the Company defaults in the payment of the Redemption Price, interest on the Notes called for redemption will cease to accrue on the applicable Redemption Date.

Notice of any redemption of Notes will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of record of the Notes to be redeemed at its registered address. All notices of redemption shall state the principal amount of Notes to be redeemed, the Redemption Date, the Redemption Price or the manner in which the Redemption Price will be calculated, if less than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of Notes to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Note, or portion thereof, to be redeemed, that interest on each Note, or portion thereof, called for redemption will cease to accrue on and including the Redemption Date and the place or places where Notes may be surrendered for redemption and the place or places where payment will be made. However, payment of the Redemption Price, together with accrued interest (if any) to but excluding the Redemption Date, for a Note for which a redemption notice has been delivered is conditioned upon delivery of such Note (with, if the Company or the Trustee or any Paying Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee or such Paying Agent, as the case may be, duly executed by, the Holder thereof or his attorney duly authorized in writing) to the office or agency of the Company maintained for that purpose in any Place of Payment for the Notes; which, in the case of Toronto, Ontario, Canada, shall initially be the Corporate Trust Office of the Canadian Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, at any time (whether prior to, on or after the Redemption Date) after delivery of the redemption notice. Payment of the Redemption Price for a Note (or portion thereof to be redeemed), together with accrued interest to the Redemption Date, will be made on the later of the Redemption Date or promptly following the time of delivery of such Note. If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made, in the case of Notes evidenced by Global Notes, in accordance with the procedures of the applicable Depositary or, in the case of Definitive Notes, by the Trustee by such method as the Trustee shall deem fair and appropriate. If this Note is to be redeemed in part, this Note must be redeemed in a minimum principal amount of C$2,000 or an integral multiple of C$1,000 in principal amount in excess thereof; provided that the unredeemed portion of this Note must be an authorized denomination.

In the event of redemption of this Note in part only, this Note must be surrendered at an office or agency maintained by the Company for that purpose and the Company will execute, and the Trustee or an authenticating agent will authenticate and deliver to the Holder of this Note, without service charge and upon cancellation hereof, a new Note or Notes, of any authorized denominations as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of this Note so surrendered.

For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of Notes shall relate, in the case of any Notes redeemed or to be redeemed by the Company only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the

Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article Eight of the Indenture, of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes; which, in the case of Toronto, Ontario, Canada, shall initially be the Corporate Trust Office of the Canadian Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the applicable Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Bank of New York Mellon, acting through its Corporate Trust Office currently located at 101 Barclay Street, 7E, New York, New York 10286, will initially act as the Company’s Paying Agent and Registrar for the Notes in The City of New York, New York, U.S.A.

No service charge shall be made by the Company, the Trustee or any Registrar for any such registration of transfer or exchange, but the Company may require, subject to certain exceptions specified in the Indenture, payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, §§ 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law Rule 327(b).

Except as otherwise expressly provided herein, or the context otherwise requires, all undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; references herein to the “principal” or Redemption Price of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; references herein to the principal of, or premium, if any, or interest on, or Redemption Price of, any Note shall be deemed to include a reference to any Additional Amounts that are or may be payable with respect to such principal, premium, interest or Redemption Price, as the case may be; references herein to the “Corporate Trust Office” of any Person in any particular place mean the office of such Person in such place at which at any particular time its corporate trust business in such place shall be principally administered; and the term “Business Day,” as used in this Note, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation or executive order to close in Toronto, Ontario, Canada or New York, New York, United States of America. The foregoing definition of Business Day shall supersede and replace, solely insofar as relates to the Notes, the definition of Business Day appearing in the Indenture.

The initial Depositary for the Global Notes shall be CDS Clearing and Depository Services Inc. Notes will be issued in fully-registered, certificated form (“Definitive Notes”) registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the

Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

The Trustee will mail notices to Holders of the Notes by first class mail, postage prepaid, to each Holder’s address as it appears in the registration books of the applicable Registrar, and, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, or its Treasurer or any Assistant Treasurer and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

(SEAL)	THE WALT DISNEY COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM v as tenants in common	UNIF GIFT MIN ACT Custodian
(Cust.) (Minor)
TEN ENT v as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN v as joint tenants with right
of survivorship and not as tenants
in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer

Identification Number of Assignee

– –

Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                            attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

NOTICE:	The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.